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                                 EXHIBIT 21.1



                                                     STATE OR OTHER JURISDICTION
                                                         OF INCORPORATION OR
SUBSIDIARIES OF REGISTRANT                                   ORGANIZATION
--------------------------                                   ------------

Athens Brick Company                                          Delaware
Brookhollow Corporation                                       Delaware
  Brookhollow of Alexandria, Inc.                             Louisiana
  Brook Hollow Properties, Inc.                               Texas
  Brookhollow of North Carolina, Inc.                         North Carolina
  Brookhollow of Virginia, Inc.                               Virginia
  Southwestern Financial Corporation,
  formerly Clodine Properties Inc.                            Texas
Cemstar Inc.                                                  Texas
Chaparral Steel Company                                       Delaware
  America Steel Transport, Inc. (80% owned)                   Texas
  Castelite Steel Products Inc.                               Texas
  Chaparral Steel Holdings, Inc.                              Delaware
    Chaparral Steel Trust                                     Delaware
  Chaparral Steel Texas, Inc.                                 Delaware
      Chaparral Steel Midlothian, LP                          Delaware
      Star 2000 LP                                            Delaware
  Chaparral (Virginia) Inc.                                   Delaware
Creole Corporation                                            Delaware
Diamond Pro Inc.                                              Texas
Dolphin Construction Company                                  Louisiana
Earthen Technologies Inc.                                     Texas
Louisiana Industries, Inc.                                    Louisiana
Pacific Custom Materials, Inc.                                California
TXI Aviation, Inc.                                            Texas
TXI California Inc.                                           Delaware
TXI Riverside Inc.                                            Delaware
  Riverside Cement Company                                    California
    Partin Limestone Products, Inc.                           California
    Riverside Cement Holdings Company                         California
TXI Cement Company, formerly TXI Structural Products, Inc.    Delaware
TXI Transportation Company                                    Texas
TXI Capital Trust I                                           Delaware
TXI Corp., formerly TXI Texas, Inc.                           Delaware
  TXI Operating Trust                                         Delaware
Texas Industries Holdings, Inc.                               Delaware
  Texas Industries Trust                                      Delaware
    TXI Operations, LP                                        Delaware



Indirect subsidiaries of Registrant are indented and listed following their direct parent corporations.